EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated July 14, 2010 with respect to the audited consolidated financial statements, which appear in Bering Exploration, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2010.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

March 1, 2011